UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2009

AspenBio Pharma, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 14, 2009, AspenBio Pharma, Inc. (the “Company”) issued a press release announcing that it had closed the previously announced offering of 5,155,000 shares of its common stock.  The aggregate number of shares of common stock sold reflects the exercise in full by the underwriter of its over-allotment option to purchase 672,391 additional shares of common stock.  The approximately $8.3 million of net proceeds, after deducting the underwriting discounts and commissions and estimated offering expenses, will be used for product development, FDA 510(k) submission related activities, general corporate purposes, and working capital.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Press Release issued by AspenBio Pharma, Inc., dated October 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

AspenBio Pharma, Inc. (Registrant)
October 14, 2009	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer